UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

Information Services Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33287	20-5261587
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

2187 Atlantic Street

Stamford, CT 06902

(Address of principal executive offices)

(203) 517-3100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Common Stock, $0.001 par value	III	The Nasdaq Stock Market LLC

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2025, Neil G. Budnick, a Class I director on the board of directors (the “Board”) of Information Services Group, Inc. (the “Company”), notified the Company of his intent to retire as a Class I director, effective as of March 14, 2025. Mr. Budnick’s retirement was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Board appointed Samuel L. Molinaro Jr. to serve as a Class I director of the Company, effective as March 14, 2025, with an initial term expiring at the Company’s 2026 annual meeting of stockholders. In connection with his appointment to the Board, Mr. Molinaro will succeed Mr. Budnick as Chairman of the audit committee of the Board and will also serve on the compensation committee and nominating and corporate governance committee of the Board, effective as of March 14, 2025. The Board has determined that Mr. Molinaro qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Mr. Molinaro has more than 30 years of senior-level experience in the banking and financial services industry, including overseeing the sweeping technological transformation of several key industry players. Mr. Molinaro retired as president of UBS Americas Holdings LLC (“UBS Americas”) in 2023, after 11 years in senior executive positions with the financial services firm. Following his retirement from UBS Americas, Molinaro joined McKinsey & Company in 2024 as a senior advisor, banking and securities. He continues to serve on the board of directors of UBS Americas and as a member of such board’s audit committee. Before joining UBS Americas, Mr. Molinaro was executive vice president, chief financial officer and chief operating officer of The Bear Stearns Companies, Inc. He began his career as an auditor with PricewaterhouseCoopers LLP. Mr. Molinaro holds a bachelor’s degree in accounting from St. Bonaventure University and later attended Harvard Business School’s Advanced Management program.

There are no arrangements or understandings between Mr. Molinaro, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Mr. Molinaro was selected as a Class I director. There are no related party transactions between Mr. Molinaro or any member of his immediate family and the Company or its subsidiaries that would require disclosure under Item 404(a) of Regulation S-K.

For serving on the Board, Mr. Molinaro will receive compensation in accordance with the Company’s outside director compensation policy, as in effect at the time. Mr. Molinaro will also enter into the Company’s standard form of indemnification agreement for directors and executive officers.

ITEM 7.01	Regulation fd disclosure.

A copy of the press release announcing Mr. Molinaro’s appointment to the Board and Mr. Budnick’s resignation from the Board is attached hereto as Exhibit 99.1.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 28, 2025

104	Cover Page Interactive Data File (embedded within the Inline XRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFORMATION SERVICES GROUP, INC.
Dated: March 6, 2025

	By:	/s/ Michael P. Connors
Michael P. Connors
Chairman and Chief Executive Officer